EXHIBIT 5.1

July 17, 2026

Frequency Electronics, Inc.

55 Charles Lindbergh Blvd.

Mitchel Field, New York 11553

Frequency Electronics, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Frequency Electronics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to $100,000,000 in aggregate offering price of the Primary Common Stock, Preferred Stock and Warrants that may be offered and sold from time to time by the Company (each as defined below, collectively, the “Primary Securities”) and (ii) up to 1,000,000 shares of Common Stock (the “Secondary Common Stock”) that may be offered and sold from time to time by certain selling stockholders (such selling stockholders, the “Selling Stockholders”) to be identified in one or more prospectus supplements (the Primary Securities and the shares of Secondary Common Stock, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We understand that the Securities, which are described in the Registration Statement, will be issued, or have been acquired by the Selling Stockholders, as applicable, as follows:

(a) any shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to be offered and sold by the Company (the “Primary Common Stock”), will be issued pursuant to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and any shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), will be issued pursuant to a certificate of amendment to the Certificate of Incorporation;

(b) the warrants described in the Registration Statement (the “Warrants”) to purchase shares of Primary Common Stock, shares of Preferred Stock or any combination thereof will be designated by the Company at the time of the offering and may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a bank or trust company, as warrant agent, to be named therein; and

(c) the shares of Secondary Common Stock were acquired by the Selling Stockholders in the manner described in the Registration Statement.

The Primary Securities are to be issued in one or more series. The Primary Securities may be offered and sold by the Company, and the shares of Secondary Common Stock may be offered and sold by the Selling Stockholders, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

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Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits thereto; and

(b) the Prospectus.

In addition we have examined and relied upon the following:

(i) a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the Certificate of Incorporation and the Amended and Restated By-Laws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing, among other things, the filing of the Registration Statement by the Company;

(ii) a certificate, dated July 17, 2026, issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware (the “Corporate Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the State of New York and the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon or will review and rely upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in any Warrant Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign any Warrant or Warrant Agreement are genuine. All individuals who have signed or will sign any Warrant or Warrant Agreement have the legal capacity to execute such Warrant or Warrant Agreement.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to any Warrant Agreement (other than any individual) (i) are or will be, as of the date any such Warrant Agreement is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof and (ii) have or will have, as of the date any such Warrant Agreement is executed and delivered, the power and authority to execute, deliver and perform any such Warrant Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

(e) Authorization, Execution and Delivery of Warrant Agreement by Certain Parties. Any Warrant Agreement and the documents required or permitted to be delivered thereunder have been or will be, as of the date any such Warrant Agreement is executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date any such Warrant Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumptions are made as to the Company as of the date hereof.

(f) Warrant Agreement Binding on Certain Parties. Any Warrant Agreement and the documents required or permitted to be delivered thereunder are or will be, as of the date any such Warrant Agreement is executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company as of the date hereof.

(g) Governing Law. Any Warrant or Warrant Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. The execution and delivery of any Warrant Agreement by any party thereto nor the performance by such party of its obligations thereunder will not conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as to any Warrant Agreement as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, governmental authorities that were required as a condition to the issuance of the shares of Secondary Common Stock have been obtained or made. All consents, approvals and authorizations of, or filings with, governmental authorities that are required as a condition to the issuance of the Primary Securities or the offer and sale of the shares of Secondary Common Stock as contemplated by the Registration Statement, or the execution and delivery of any Warrant Agreement by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company or the Selling Stockholders as of the date hereof.

(j) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(k) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the shares of Secondary Common Stock. There will not be, as of the date any Primary Security is issued or any Warrant Agreement is executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Primary Securities or the offer and sale of the shares of Secondary Common Stock as contemplated by the Registration Statement, the Prospectus and any amendments or supplements thereto. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of any Warrant Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Primary Securities.

3. Primary Common Stock. With respect to any Primary Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve (“Authorizing Resolutions”) the issuance of such Primary Common Stock from the then authorized number of Common Stock available therefore, (b) the terms for the issuance and sale of such Primary Common Stock have been established in conformity with the applicable Authorizing Resolutions, (c) such Primary Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the State of Delaware representing the shares of such Primary Common Stock are duly executed, countersigned, registered and delivered, if such Primary Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Primary Common Stock is not represented by certificates, such Primary Common Stock will be validly issued, fully paid and non-assessable.

4. Preferred Stock. With respect to any Preferred Stock of any series, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such series of Preferred Stock from the then authorized number of Preferred Stock available therefore, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) a certificate of designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (g) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

5. Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such Warrants, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of any applicable Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

6. Secondary Common Stock. The shares of Secondary Common Stock are validly issued, fully paid and non-assessable.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and the enforceability of any agreement regarding the choice of law governing any Warrant or Warrant Agreement (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Remedies. The enforceability of any provision in any Warrant Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

(d) Exercise Price Adjustments. The validity, legally binding effect or enforceability of any provision in any Warrant or Warrant Agreement that requires or relates to adjustments to the exercise price at a rate or in an amount that a court would determine in the circumstances under Applicable Law to be commercially unreasonable or a penalty or forfeiture.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in any Warrant Agreement.

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or any Warrant Agreement that require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or any such Warrant Agreement invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Warrant or Warrant Agreement, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under any Warrant or Warrant Agreement.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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